EXHIBIT 13.1

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Technicolor, a French company (the “Company”), hereby certify, to such officers’ knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of § 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 6, 2010

By:	/s/ Frederic Rose
	Name:	Frederic Rose
	Title:	Chief Executive Officer

By:	/s/ Stéphane Rougeot
	Name:	Stéphane Rougeot
	Title:	Chief Financial Officer